Exhibit 10.18

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photoelectric material
t advocates the
contract with the
working capital of
Hegun 1
Close back to x wood serial number:
htab 20210607007% print serial number:
dzht20240607A431

The July, 2023, edition

Working capital loan contract

(Demonstration text)

number: Xingyin Linzhi Short 2024 No.037

Lender: Industrial Bank Co., Ltd take charge of short for Hangzhou an ancient administrative division be close to peaceful branch Line

dwelling place: No.299 Wan Road, Jincheng Street, Lin'an District, Hangzhou City, Zhejiang Province

Legal representative / Person in charge: Wang Kan

borrower: Hangzhou Xizi Photoelectric Technology Co., LTD

dwelling place: No.128, Qingxian Road, Linglong Street, Lin'an District, Hangzhou

city, Zhejiang Province Legal representative /

Person in charge: the first month gorgeous

sound of jade

Place of contract signing: Hangzhou market be close to peaceful

Signing important tips

To protect your rights and interests, please read this contract carefully and check and confirm before signing the following:

1. You and your company have the right to sign this contract. According to law, you and you have obtained full authorization; for the processing of their personal information, you and your company have obtained written documents from others to process the personal information of Industrial Bank;

2. You and your company have carefully read and fully understood the terms of the contract, and paid special attention to the content of the responsibility, exemption or reduction of Industrial Bank and personal information processing, as well as the content of the black font part;

3. You and your company have fully understood the meaning of the contract terms and the corresponding legal consequences, and are willing to accept these provisions;

Iv. You and your company have paid special attention to the provisions that you and your company should use credit funds according to the purposes agreed in the contract, and shall not misappropriate credit funds (including but not limited to the purchase or investment of credit funds in real estate, etc.), And the letter of commitment to Industrial Bank, And you and your company have fully known and understood, Industrial Bank will take such measures as the misappropriation of credit funds, such as collecting loans in advance, stopping issuing the outstanding loans / financing under this Contract, stopping paying the unpaid loans / financing under this Contract, reducing or stopping the credit granting, and investigate you and your company for the legal liabilities;

5. By signing this contract, you and relevant individuals agree and authorize Industrial Bank to process the personal information of you and relevant individuals and keep it within the time limit stipulated by Industrial Bank; You and the relevant individuals are aware of the right to know, the right to know, the right to decide, the right to withdraw consent, the right to restrict or reject the right of the third party, Industrial Bank has provided informed, decision and other

services for personal information processing in a variety of ways (including but not limited to on-site notification); If you and related individuals intend to withdraw, restrict or deny the authorization to process personal information, It may be handled in accordance with this contract or the management procedures of Industrial Bank;

6. The contract text provided by Industrial Bank is only a model text, leaving blank after the relevant terms of the contract, and "supplementary terms" are added at the end of the contract for the parties to modify, supplement or delete the contract;

Vii. If you and your company have any questions about this contract, or you and your company find that there are illegal charges under the contract and the contract, please call Industrial Bank or directly complain to the business outlets of Industrial Bank for consultation:95561

Upon the application of the borrower, the lender agrees to grant the working capital loan to the borrower. In order to clarify the rights and obligations of both parties and abide by the credit, the parties hereby enter into this Contract in accordance with the relevant laws and regulations of the People's Republic of China and through equal consultation.

The Lender and the Borrower confirm that the loan under this Contract falls below two Species:

(I) This contract is made between the lender and the Borrower in / year / moon / Day is signed For the sub-contract of the Credit Contract (i. e. the general contract), the loan amount shall be included in the credit line under the Credit Contract. Among them, the amount of foreign currency loan is converted into RMB according to the central parity announced by the lender on the day of signing this contract and included into the credit line.

(II) This Contract is an independent legal text signed by the Lender and the Borrower.

The first definition and interpretation

Unless otherwise agreed in writing by the parties, the following terms shall be defined and interpreted as follows:

1. "Working capital loan" refers to the local and foreign currency loan that the borrower applies for issuance to the lender for the daily production and operation turnover of the borrower.

2. "Creditor's right", or principal creditor's right, refers to the borrower (debtor) to the lender (creditor)

The creditor's right formed by the financing provided to the borrower for the application

(Including principal, interest, penalty interest, compound interest, liquidated damages, compensation for damages, creditor's expenses, etc.). The creditor's rights against the borrower owned by the Lender under this Contract shall be the same as the borrower's debt to the Lender under this Contract.

"The realization of the creditor's right" refers to the litigation (arbitration) fee, attorney's fee, travel execution fee, preservation fee and other expenses for the realization of the creditor's right paid by the lender by means of litigation, arbitration, or issuance of the creditor's right.

Iii. The following words in Article 5 hereof are defined and explained as follows:

"Fixed interest rate" means the interest rate that remains unchanged during the term of the loan, or the interest rate between the actual issuance of each loan and the maturity date of the loan under this Contract.

"Floating rate" means the interest rate which varies during the term of the loan at the period and range agreed by the parties.

"Floating cycle" means the frequency of changes in the borrowing rate agreed upon between the borrower and the borrower. During a floating cycle, the borrowing rate is calculated and determined by the benchmark pricing rate, and the borrowing rate is unchanged during the floating cycle, the benchmark pricing rate of the floating cycle, and the borrowing rate remains unchanged during the floating cycle.

"Pricing Benchmark Interest Rate" refers to the interest rate standard used to determine the loan rate of this Contract, including but not limited to the quoted interest rate published by China or relevant countries, regions and markets, such as LPR, SHIBOR, SOFR, S 0 FR, term, eSTR, SONIA, TSRR, TONA, SARON, HIBOR, SIBOR, and the RMB deposit benchmark interest rate of the Central Bank, etc.

"LPR" means the quoted interest rate in the loan market calculated and published by the National Interbank Lending Center authorized by the People's Bank of China. In accordance with banking practices, both parties agree to determine the pricing benchmark interest rate rule under this Contract as T-1 day LPR, in which "T" is the day on which the borrowing rate is determined and "T-1" is the working day before the day.

"SHIBOR" refers to the Shanghai Interbank offered rate announced by the National Interbank Lending Center and applicable on the same day.

"SOFR" means the guaranteed overnight financing rate in US dollars. In accordance with banking practices, both parties agree to determine the pricing benchmark interest rate rule under this contract as SOFR on T-5 days, in which "T" is the day on which the borrowing rate is determined and "T-5" is the first five working days of the day.

"SOFR Term Rate" refers to the CME forward mortgage financing rate in the US dollar currency. In accordance with banking practice, both parties agree to determine the pricing benchmark interest rate rule under this Contract as the term rate of T-2 day SO FR, in which "T" is the day on which the borrowing rate is determined and "T-2" is the first two working days of the day.

"ESTR" refers to the euro short-term interest rate and the euro currency. In accordance with banking practices, both parties agree to determine the pricing benchmark interest rate rule under this Contract as T-5 ESTR on T-5 days, in which "T" is the day on which the borrowing rate is determined and "T-5" is the first five working days of the day.

"SONIA" refers to the overnight average of sterling and is denominated in sterling. In accordance with banking practices, both parties agree to determine the benchmark interest rate rule of pricing under this contract as SONIA on T-5 days, in which "T" is the day when the borrowing rate is determined and "T-5" is the first five working days of the day.

"TSRR" refers to the maturity rate of the sterling overnight average index in sterling. In accordance with banking practice, both

parties agree to determine the pricing benchmark interest rate rule under this Contract as the TSRR term rate of T-2 days, in which "T" is the day on which the borrowing rate is determined and "T-2" is the first two working days of the day.

"TONA" refers to the average overnight interest rate in Tokyo, with a daily average currency. In accordance with banking practices, both parties agree to determine the pricing benchmark interest rate rule under this contract as T-5 day TONA, in which "T" is the day on which the borrowing rate is determined and "T-5" is the first five working days of the day.

"SARON" refers to the average Swiss overnight interest rate in the currency of the Swiss franc. In accordance with banking practices, both parties agree to determine the pricing benchmark interest rate rule under this Contract as SARON on T-5 days, in which "T" is the day on which the borrowing rate is determined and "T-5" is the first five working days of the day.

"HIBOR" means the interbank Hong Kong dollar lending rate in Hong Kong financial markets. In accordance with banking practices, both parties agree to determine the pricing benchmark interest rate rule under this Contract as HIBOR on T-2, in which "T" is the day on which the borrowing rate is determined and "T-2" is the first two working days of the day.

"SIBOR" means the Singapore interbank offered rate in the Singapore dollar currency only. In accordance with banking practices, both parties agree to determine the benchmark interest rate rule of pricing under this contract as T-2 day SIBOR, in which "T" is the day on which the borrowing rate is determined and "T-2" is the first two working days of the day.

"Central bank RMB deposit rate" refers to the benchmark interest rate announced by the People's Bank of China and applicable on the same day.

Among them, "LPR", "SHIBOR", "SOFR", "SOFR term rate", "ESTR", "SONIA", "SONIA", "TSRR", "TONA" and "SARON" as determined by the applicable pricing benchmark rate rules under this Contract

The currencies and specific values of "HIBOR", "SIBOR" and "Central Bank RMB deposit benchmark interest rate" shall be subject to the query results of the core system of Industrial Bank. The determination date of the loan interest rate may be the actual date of the loan issue and the signing of the contract

Day or repricing day.

"Loan interest rate" refers to the contract execution interest rate formed by fluctuating the contract loan interest rate pricing formula on the basis of the pricing benchmark interest rate set on the determination date of the contract loan interest rate.

4. "Major transaction" stipulated in Article 13 of this contract means (including but not limited to): any certain to occur or potential will seriously affect the borrower basic structure, the change of the shareholders, contingent liabilities, cash flow, profitability, company core trade secrets, core competitiveness, important assets, significant debt, debt repayment ability, ability to perform the contract, or the lender and / or the borrower considers to constitute a major transaction.

Five, article 13 of this contract agreed "major event" refers to (including but not limited to): any certain or potential will seriously affect the borrower company senior management personnel to perform their duties, engaged in the company's core business staff employment and termination, company core business secrets, core competitiveness, basic company, architecture, shareholder change, the company or liabilities, company existence, the legitimacy of the company engaged in the business, public, company stability, company development, company profitability, company to repay debt ability, the company ability to perform this contract, And other events that the Lender and / or the Borrower consider to constitute material events.

Vi. "Working days" in this Contract refers to the working days outside the statutory holidays and weekends in China (excluding

Hong Kong, Macao and Taiwan)."Business Day" in this Contract refers to the business day of the Lender's bank. During the performance of this contract, if a withdrawal and repayment date is a non-business day, it shall be postponed to the next business day.

Article 2 Amount of the loan

The lender agrees to lend to the borrower (in currency)_ human being People (amount本 write) /a hundred million One thousandZero hundred Zero pick up Zero ten thousand Zero ren zero hundred Zero pick up Zero yuan whole.

Article 3 Purpose of the loan

This loan is used for branch Pay money sincere

Without loan

With the written consent of the payee, the borrower shall not divert the loan for other purposes.

Article 4 Term of the loan

1. Term of the loan For 1 2 individual In October, since 2024 year June to 2025

year h moon 1 Day stop.

2. In case of a one-time loan, the date of the loan shall be the actual issuance date recorded in the loan documents and the loan voucher

If the actual issuance date is later than the issuance date of the loan mentioned in the preceding paragraph, the maturity date of the loan shall be exte accordingly.

Iii. The subscale use plan of the loan is:

_____year /____sun_ ,—sun______________________ ___/____year____moon

Wan Yuan;_call_________________________Wan Yuan;

_____year /____moon_/___sun________________________ /year

Wan Yuan;_call_________________________Wan Yuan;

________牟____sun_____sun______________________Fang ___/____year____

yuan;______sun__________________________Wan Yuan;

_____year /____moon_ ' sun________________________ moon_____/____

Wan Yuan;_call_________________________Wan Yuan:

year_/___moon_

______year____moon /____sun____________________

Wan Yuan;_call_________________________Wan Yuan.

___/year____

moon

The borrower shall apply to the Lender for the withdrawal procedures three working days before the withdrawal of each installment or any other time required by the lender in writing.

If the borrower fails to withdraw the loan according to the above agreed partial use term and amount, the lender has the right to require the borrower to pay ‰ of the loan amount that should be withdrawn in the current period_/______As liquidated damages. If the borrower is a small and micro enterprise in accordance with the provisions of the national system and policies, it shall not charge this liquidated damages.

Iv. The lender shall pay the loan funds in accordance with Article 7 of the contract, subject to the withdrawal conditions stipulated in Article 6 hereof.

Five, the lender has the right to according to whether the loan meets the provisions of the relevant laws, regulations and policies and the withdrawal prerequisite, the loan fund payment conditions, the contract corresponding guarantee contract and guarantee formalities time and other factors and the lender think necessary appropriate adjust the loan points use plan.

6. If the loan is used in different times, the loan date of each loan shall be subject to the actual issuance date recorded in the loan IOU and the loan voucher. The same maturity date shall be

implemented, that is, the loan issued separately shall determine the maturity date of the loan IOU or the loan voucher as the same maturity date.

Vii. If the lender receives the loan in advance according to the circumstances agreed herein, the maturity date of the loan shall be deemed to be in advance accordingly.

Article 5 The interest rate of the loan shall be calculated and collected

1. Loan interest rate (refers to the annualized interest rate calculated by the single interest method, the same below)

(1) The pricing benchmark interest rate shall be set up as follows_One convention for execution:

(one)LPR_one_Annual term level.

(two)SHIBOR_/Term grade. (three)SOFR.

(4) SOFR term interest rate_/ Term level.

(five)ESTR.(six)

SONIA.

(seven)TSRR__/__ Term

grade. (eight)TONA.

(nine)SARON.

(Pick-up) HIBOR / term

level. **(eleven)SIBOR** _/Term

grade.

(X II) The benchmark interest rate / maturity level of RMB deposit of the central bank.

Among them, the RMB fixed-rate loans should choose LPR as the pricing benchmark interest rate. The pricing benchmark interest rate shall be used in accordance with the currency range defined by the pricing benchmark interest rate in Article 1 "Definition and Interpretation".

(2) Pricing formula of borrowing interest rate: borrowing interest rate = pricing benchmark interest rate +0.45 % perhaps- /%。

(3) The interest rate of the loan shall be implemented in accordance with the following first agreement:

(I) Fixed interest rate. The interest rate is determined in the way A below:

A. The loan interest rate shall be determined according to the benchmark interest rate and pricing formula of the actual issuance date, and the interest rate shall remain unchanged between the actual issuance of each loan and the maturity date of this contract.

B. According to the fixed interest rate of the loan is% and the benchmark interest rate of the contract signing date. If the benchmark interest rate is adjusted on the actual issuing date, the addition or decrease point value in the pricing formula shall be adjusted accordingly, and the above annual interest rate agreed in this contract shall remain unchanged.

(II) Floating interest rate. The pricing benchmark rate and pricing formula according to the actual issue date and repricing date

Set the borrowing rate, subsection interest. The repricing date is listed below__/__How to execute:

A. Floating cycle is _/__(Month / quarter / half a year / year), the corresponding date of each full cycle from the actual issuance date of the loan is the contract repricing date. If there is

no corresponding date of the current month, the last day of the month shall be regarded as the corresponding date.

B. For those using SOFR, e STR, SONIA, TONA and SARON as the benchmark pricing interest rates, each interest bearing day during the interest period (i. e., each natural day during the loan period) shall be regarded as the contract repricing date.

(III) Other interest rate methods: /

(IV) The pricing benchmark interest rate corresponding to the loan used under this Contract shall take the actual issuance date of each loan (or the date of repricing, if any) as the determination date of the pricing benchmark interest rate. During the loan period, unless otherwise agreed in the contract, if the loan interest rate is adjusted in accordance with the contract, the borrower shall not be notified.

(5) under this contract, in case of our country or relevant countries / regions to cancel the pricing benchmark interest rate under this contract, or the market is no longer published pricing benchmark interest rate, or regulatory requirements, the lender has the right according to the same period of our country or relevant countries / region interest rate policy, in accordance with the principle of fairness and integrity, and refer to industry practices, interest rate conditions, to determine the loan interest rate after notify the borrower. If the borrower has any objection, it shall negotiate with the lender. If the negotiation fails within five working days from the date when the lender issues the notice, the lender shall have the right to collect the loan in advance, and the borrower shall immediately pay off the remaining principal and interest of the loan. If then the lender wants it

Tian tracing

Where the national or regulatory policies require the borrower to sign a supplementary agreement on the relevant matters, the borrower shall cooperate.

Two, the loan interest repayment method

(1) Calculation of interest on loans. The interest of the principal of local and foreign currency loans shall start from the date when the lender transfers it to the borrower's account as agreed herein. Daily accrued interest of borrowing = daily interest rate of borrowing balance on the day. The conversion of daily interest rate and annual interest rate shall be implemented in accordance with the regulations of the People's Bank of China and international practices.

(2) The repayment method of loan interest shall be as follows_One convention for execution:

(I) The loan agreed herein for each At the end of the season21 days of month / quarter end month / half year end month / year end month)As the interest payment date, the borrower shall pay the interest on the loan of the current period to the lender on the interest payment date and settle the remaining principal and interest when the loan is due.

(II) from the actual date of the loan / The corresponding date of (month / quarter / half year / year) (if there is no corresponding date of the month, the corresponding date) is the interest payment date of each period. The borrower shall pay the interest of the current loan to the lender on the interest payment day and settle the remaining principal and interest when the loan is due.

(III) The first date of interest payment is // Year / month /Day, from the date of the initial coupon payment of every full The corresponding date of (month / quarter / half year / year) (if there is no corresponding date of the month, the corresponding date) is the interest payment date of each period. The borrower shall pay the interest of the current loan to the lender on the interest payment day and settle the remaining principal and interest when the loan is due.

(4) Other means of repayment: /

3. Penalty interest and compound interest

(1) If the borrower fails to use the loan for the purpose agreed herein, the lender shall, from the date of misappropriationHave the right to collect the penalty interest on

the misappropriated loan, and the penalty interest rate is the borrowing rate floating 100%; The borrower did notIf the loan is made on time and no agreement is reached with the lender on the extension, that is, if the loan is overdue, from the date of overdue, The lender has the right to collect penalty interest on overdue loans, and the penalty interest rate is the borrowing rate 50%; For the interest not paid on time (including the interest before and after the maturity of the loan, misappropriated penalty interest and overdue penalty interest), the lender shall have the right to recover the overdue penalty interest rate agreed herein. If the same loan is overdue and not used for the purpose agreed in the contract, the penalty interest rate shall be calculated as the higher one.

(2) If the borrowing rate adopts fixed interest rate, the penalty interest rate is also fixed interest rate; if the borrowing rate adopts floating interest rate, the penalty interest rate is also floating interest rate, and the floating cycle is consistent with the floating cycle of the borrowing rate.

(3) The calculation and collection method of penalty interest and compound interest shall be implemented in accordance with the loan interest repayment method agreed herein.

Article 6 A prerequisite for a withdrawal

I. The Borrower may apply to the Lender for the loan under this Contract only after meeting the following preconditions for withdrawal required by the Lender:

(1) The borrower has served the following documents to the Lender, and the circumstances specified in the documents have not changed

Effective for renewal, or if the Borrower has explained the change to the satisfaction of the Lender:

1. The loan application form, whose main contents include but are not limited to: the name of the loan project, the amount, the purpose term, the repayment plan and the repayment source, etc.;

2. The borrower legal and valid business license, the company's articles of association, loan card and password / credit code, in the administrative department for industry and commerce registration of the legal representative and the members of the board and principal, financial responsible person, list and signature samples, legal representative or its authorized representative of valid identity documents, legal representative, people or its authorized representative and related natural person agree to collect its personal information of written documents, the lender deemed necessary other company documents;

3. The borrower in accordance with the legal procedures, and a quorum of directors or shareholders voted, true, legal and effective about agreed to apply to the lender under this contract and clear loan purpose and accept the requirements of the lender of the board of directors or the shareholders' committee resolution or the lender deemed necessary other documents;

4. The annual report of the recent three years recognized by the lender (with audit reports and notes), the financial statements of the latest period and the same period of the previous year, the borrower established less than three years, submit the annual statements since its establishment;

5. Information of related enterprises;

6. For applying for temporary working capital loan, the procurement contract, order contract, debt certificate and other relevant contracts, vouchers or materials shall be provided;

7. In the form of credit / pledge guarantee, the report of the appraisal value, and the registration of the relevant ownership documents and the original registration documents to the lender at the request of the lender; the third party guarantee shall be

provided in accordance with items 2 to 4 above, and the guarantee contract has come into force; the above guarantee shall be valid and effective;

8. If the case requests the lender to insure the credit / pledge, the insurance procedures with the lender as the first beneficiary have been completed and the original policy has been submitted to the lender for deposit; and the insurance remains valid; if the borrower provides the credit / pledge, the borrower hereby transfers the insurance claim to the lender as a result of the insurance event;

9. Enterprises in special industries shall provide the production and operation license of special industries or the enterprise qualification level certificate issued by the competent approval department;

10. If either party to this contract requires notarization and other procedures, the relevant notarization procedures have been completed;

11. The borrower has opened an account at the Lender as required by the Lender and voluntarily accepts the credit supervision and payment and settlement supervision of the Lender;

12. When applying for a foreign exchange project loan, the borrower shall provide valid certificate of foreign exchange loan purpose and approval from relevant departments, and comply with the relevant foreign exchange administration policies;

13. VAT, business tax and income tax returns required by the Lender; 14. The borrower has issued a letter of commitment for the purpose of credit funds as required by the Lender;

15. The borrower and the relevant natural persons have issued a written document approving the Lender to handle its personal information as required by the Lender;

16. Other documents, statements, vouchers and other materials required by the Lender.

(2) The borrower is established according to law, and the production and operation are legal and compliant, with the ability of continuous operation and legal sources of repayment;

(3) The purpose of the loan is clear, legal and compliant;

(IV) The representations and commitments made by the Borrower in Article 11 hereof remain true and valid; no event of default or potential event of default occurs on the date or before the application;

(5) The borrower has filled out the IOU or loan certificate related to the loan. The IOU or loan certificate are an integral part of this Contract and have the same legal effect as this Contract. If the amount, term of the loan and interest rate of the loan under this contract are inconsistent with the IOU or the loan certificate, the record of the IOU or the loan certificate shall prevail;

(6) The borrower has good credit status and no major bad record; if the borrower is a new person, its controlling shareholder shall have good credit status (the borrower shall provide the written document that the natural person controlling shareholder agrees with the lender to collect and process his personal information) and have no major bad record;

(7) other prerequisites for withdrawal required by the lender.

II. The Lender's performance of its obligations under this Contract is subject to the satisfaction of the withdrawal conditions stipulated in this Treaty. The lender has the right to unilaterally decide to reduce or waive the condition precedent to the partial withdrawal, and the borrower or the guarantor shall not take such condition as a cause to defend the lender.

3. The Lender has the right to adjust the loan issuance according to whether the financing project meets the provisions of relevant laws, regulations and policies, the withdrawal

preconditions required by the lender, the signing of the guarantee contract and the handling time of the guarantee procedures.

4. The Borrower hereby agrees that: after the signing of this Contract, if the withdrawal of the Borrower does not meet the conditions for the payment of the loan funds agreed herein, the Lender has the right to stop the loan, pay the loan funds or terminate the loan Contract, and the liabilities or losses arising therefrom shall be borne by the Borrower. The lender shall notify the borrower of the termination of the contract. The period of objection of the borrower shall be five working days, counting from the date when the termination notice is delivered to the borrower in the manner agreed herein. If the borrower fails to raise an objection, the contract shall be automatically terminated upon the expiration of the objection period. If the borrower has any objection but the two parties still fail to negotiate within five working days after the expiration of the objection period, the lender shall have the right to collect the loan in advance as agreed herein.

V. If the borrower meets the prerequisites for the withdrawal, the lender shall pay the loan funds in accordance with Article 7 of hereof.

Article 7 Account monitoring and payment of borrowed funds

1. Account monitoring

In accordance with the relevant national laws and regulations and regulatory system requirements, the borrower promises to extend before the application for the loan

Meet the preconditions for withdrawal agreed in the contract, and accept the lender to supervise the use of the loan funds according to the agreed purpose. The lender shall have the right to monitor the basic deposit account, general deposit account and special deposit account opened by the borrower, and supervise and control the issuance, payment and repayment of the borrowed funds in the manner agreed in the contract.

The Borrower specifies the following account as a special fund withdrawal account and timely provides the funds inflow and outflow of the account:

Account name: Hangzhou Xizi Optoelectronic Technology Co., LTD. Account number: 358530100100459300 bank of deposit: Industrial Bank, Hangzhou Linan Sub-branch

The lender may, according to the borrower's credit status and financing situation, negotiate and sign another account management agreement with the borrower, and clearly agree on the management of the inflow and exit of the funds collected from the designated account. The lender has the right to recover the loan in advance according to the withdrawal of the borrower's funds.

2. Payment of the borrowed funds

(1) The lender has the right to manage and control the payment of the borrowed funds by means of the entrusted payment by the lender or the independent payment by the borrower.

1. "Entrusted payment" by the Lender means that the borrower authorizes the Lender to pay the borrowed funds to the counterparty of the borrower in accordance with the purposes agreed herein.

If the entrusted payment method is adopted by the lender, the borrower shall provide the relevant transaction materials conforming to the purpose agreed herein before the issuance of the loan funds, and promptly pay the loan funds to the borrower to the borrower's counterparties through the borrower's account.

If the entrusted payment method of the lender is adopted, after the loan funds are paid to the counterparty of the borrower, if the loan funds are returned due to the cancellation, dissolution or invalidation of the basic transaction contract, the lender shall have the right to collect the returned loan funds in advance in accordance with Article 12 of this Contract.

2. The borrower's "independent payment" means that the lender independently pays the loan funds to the borrower's account to the borrower's counterparties for the purposes agreed herein.

If the independent payment method is adopted by the borrower, the borrower shall report the payment of the loan funds to the lender on a regular basis, and the lender has the right to check whether the loan payment conforms to the agreed purpose by means of account analysis, voucher inspection, on-site investigation, etc.

(2) Entrusted payment

Entrusted payment of the lender shall be used in any of the following circumstances:

1. The newly established credit business relationship between the borrower and the lender and the internal rating of the borrower at the lender is below B3 (inclusive), "newly established credit business relationship" means that the credit business relationship between the lender and the borrower for the first time or no credit business relationship within 2 years;

2. Working capital borrowing used for replacement;

3. The payment object is clear and the single payment amount to a transaction object of the borrower exceeds1000

People's city (for foreign currency loans, it shall be converted into the central parity rate published by the lender on the date of payment);

4. Others:__________________________________

(3) in the process of loan issuance and payment, the borrower in the following circumstances, should be required according to the lender supplementary loan issuance and payment conditions, the lender has the right to take more strict loan issuance and payment, piece, and have the right to stop the loan funds and payment, according to the second paragraph of article 14 of this contract to take corresponding measures:

1. Decreased credit status;

2. Poor profitability of the main business; 3. Abnormal use of borrowing funds; 4. Other circumstances considered by the lender.

Article 8 Repayment of the principal and interest of the loan

I. The principal of the loan under this contract shall be repaid in the following two ways: (I) The loan principal shall be repaid in installments, and the amount and date of repayment are as follows:

________year__/__moon__/__Day to repay___/____Wan Yuan;______ year______Month day______repay__________/__________*Wan Yuan;*

________Million month / day / year______moon______Day to repay________ *Wan Yuan;*

________year_____moon_____Day to repay__________Wan Yuan;____/____year___ .______repay________________________.

________year_____moon /____Day to repay__________Wan Yuan;____/ year___ moon______sunrepay________________________Wan Yuan.

If the lender adjusts the loan use plan and the installment repayment date and amount of the loan agreed in this clause remain unchanged, the borrower shall repay the loan principal on schedule.

(II) Fully repay the loan principal in a lump sum on the maturity date of the loan.

(III) Other means of repayment of the loan principal:______________________

Ii. The borrower shall repay the principal and interest of the loan hereunder in full and on time on the repayment date and interest payment date agreed herein.

3. If the repayment date is the business day of the non-lender, the repayment shall be postponed to the next business day of the lender, and the business day of the non-lender shall be included in the actual number of days occupied by the loan. When the borrower repays the principal of the last loan, the interest shall be paid along with the principal and shall not be subject to the interest payment date stipulated in Article 5 hereof.

Iv. If the borrower fails to repay the loan under the loan contract on time and needs to extend the repayment, it shall be so paidBefore the maturity date of the loan 30 Submit a written application for loan extension to the lender within 1 working days. As wed by the lender

In that case, both parties shall separately sign the Loan Extension Contract as a supplementary contract to this contract.

5. prepayment

The borrower shall repay the loan principal and interest according to the date agreed herein.

The borrower requests to repay part or all of the loan principal and interest in advance, should be in advance 30 Notify the lender in writing within working days, and obtain the written consent of the lender. With the written consent of the lender, after the borrower returns part of the principal and interest of the loan in advance, it shall negotiate with the lender to determine the subsequent repayment period number, repayment time and repayment amount. The loan principal returned in advance shall be calculated and charged according to the actual term of use and according to the loan interest rate agreed herein. The lender will not adjust the interest on the loan already collected before the prepayment.

If the borrower requests repayment in advance, the lender shall have the right to require the borrower to pay liquidated damages at /% of the amount repaid in advance. If the borrower is a small and micro enterprise in accordance with the provisions of the national system and policies, it shall not charge this liquidated damages.

Six, if the borrower did not fulfill its obligations as agreed in this contract, the borrower here irrevocably authorized the lender without judicial procedures can open directly from the borrower in the lender and industrial bank all branches and subsidiaries of any account deductions, including but not limited to the loan principal and interest (including the principal, interest, penalty interest, compound interest), liquidated damages, damages, the lender implementation of creditor's rights, etc. The borrower agrees to the lender has the right to decide the specific deduction order, if the account of money and loan currency, loan, the person has the right to deduct the day of the lender announced the central parity converted into borrowing currency deduction, this agreed any account involving financial products or structured deposit products, the borrower here irrevocably authorized the lender has the right to directly for related product redemption application or take other necessary measures to ensure that the

lender smoothly deduct the above payments, the borrower shall provide all necessary cooperation.

Article 9 Guarantee

1. The guarantee contract of this Contract includes but is not limited to the following contracts:

(1) No. Xingyin Lin 2023 No.029 most tall forehead defend prove close same 》 (Contract name), the guarantee method is pledge The guarantor is the first month gorgeous sound of jade ;

(2) No. Xingyin Lin 2023 No.028 most tall forehead defend prove close same 》 (Contract name), the guarantee method is pledge , The guarantor is Hangzhou Yiyangfu Technology Co., Ltd.;

(3) No / and so on 《 / 》 (Contract name), the guarantee method is / The guarantor is / ;

(4) No / and so on 《 / 》 (Contract name), the guarantee method is / The guarantor is /

(5) No / and so on 《 /》 (Contract name), the guarantee method is / , The guarantor is /

(VI) No / and so on 《 / 》 (Contract name), and the guarantee method is / The guarantor is /

Because of the whole

2. In addition to the above signed guarantee contract, any exchange rate fluctuations in the event of any other event in the lender, the lender has the right to require the borrower to supplement the guarantee deposit or provide new guarantee, and sign the relevant guarantee contract, and the Borrower shall cooperate as required by the Lender.

Iii. The guarantee contract hereunder shall have the right to temporarily fail to perform the loan and other obligations under this Contract before the signing and completion of the guarantee procedures.

Article 10 The rights and obligations of both parties

I. The rights and obligations of the lender

(I) The Lender's rights:

1. Have the right to require the borrower to provide real information, including personal information, etc.; 2. Have the right to require the borrower to repay the principal and interest of the loan on schedule;

3. Have the right to request the borrower to provide various information related to the loan; 4. Have the right to understand the production, operation and financial status of the borrower;

5. Have the right to supervise the borrower to use the loan for the purposes agreed herein; 6. Have the right to supervise the use of the loan and make requirements;

7. Where the borrower bears the same types of debts to the lender, and the borrower is insufficient to pay or may be insufficient to pay off all the debts, the lender shall decide the specific order of repayment or deduction at the time of repayment;

8. Have the right to directly deduct the principal and interest (including principal, interest, penalty interest, compound interest), liquidated damages, damages, expenses for the realization of the claims of the lender from any account opened by the lender and all branches and subsidiaries of

Industrial Bank without judicial procedures, The borrower agrees that the lender has the right to determine the specific order of deduction, If the currency of the money in the account is inconsistent with the currency borrowed, The lender shall have the right to convert into the currency of the loan according to the central parity published by the lender on the day of deduction; Any account agreed in this paragraph involves financial products or structured deposit products, The Borrower hereby irrevocably authorizes the Lender to have the right to directly initiate the relevant product redemption application or take other necessary measures, To ensure that the lender smoothly deduct the above payments;

9. The Lender shall have the right to transfer all the claims and security interest hereunder to any third party at any time without the consent of the Borrower. If the Lender transfers the loan and security interest hereunder, the Borrower shall still assume all obligations hereunder;

10. If the borrower fails to repay the principal and interest of the loan as agreed herein, or fails to implement the repayment of the principal and interest, or violates any obligations agreed herein, The lender shall have the right to report the information of the borrower's breach of contract to the People's Bank of China and its credit investigation agency and credit investigation system established or approved, Or the banking association, banking supervision institution or other administrative / judicial / supervisory departments and their established or recognized information management system or news media, And take legal measures such as collection, litigation, arbitration or application to a notarial office for issuing an execution certificate, At the same time, it may take or jointly cooperate with other banking financial institutions to reduce or stop credit granting, stop opening new credit accounts, and stop the legal representative / new credit card of the borrower;

11. Have the right to unilaterally decide to collect loans in advance according to the withdrawal of the borrower's funds;

12. In the event of exchange rate fluctuations that the creditor considers may affect the security of its creditor's rights, the debtor shall have the obligation to supplement the pledge guarantees such as margin as required by the creditor, or implement other risk mitigation measures approved by the creditor;

13. Have the right to enjoy other rights stipulated by laws, regulations and rules or agreed herein.

(II) Obligations of the Lender:

1. Issue and pay the loan funds as agreed in this contract;

2. Keep confidential the debts, finance, production and operation of the borrower, except in the following circumstances:

(1) The provisions of laws and regulations;

(2) the regulations or requirements of the regulatory authorities;

(3) Disclosure to the partner of the lender, etc. 2. Rights and obligations of the borrower

(I) The borrower shall enjoy the following rights:

1. Have the right to withdraw and use all the loan as agreed herein;

2. It shall have the right to require the lender to keep confidential the materials provided by it in accordance with the provisions herein.

(2) the obligations of the borrower

1. The lender shall truthfully provide the documents required by the lender, including all opening banks, account numbers, the balance of deposits and loans as well as relevant personal information, and cooperate with the lender's investigation, examination and inspection;

2. Accept the supervision or inspection of the lender's use of credit funds and related production, operation and financial activities, and timely take reasonable measures for the lender's suggestions or requirements;

3. The loan shall be used according to the purpose agreed herein, Not being used for other purposes, And guarantee not to be used for fixed assets investment; Do not borrow money to engage in equity investment; Not to be used for areas and purposes where state production / operation is prohibited; No borrowing to buy speculation or invest in stocks, securities, futures, financial products and other financial products; no borrowing to buy real estate or engage in / invest in real estate fields; Do not borrow money to engage in mutual lending activities between enterprises or

between enterprises and individuals; No use of borrowing money to seek illegal income; Without obtaining credit funds through illegal means, Do not occupy or misappropriate the loans by other means; Do not borrow money to engage in other illegal activities or other areas in violation of national laws and policies; And areas that regulators prohibit bank credit funds;

4. Accept the account monitoring of the borrower and the payment management of the loan funds according to Article 7 hereof;

5. The principal and interest of the loan shall be repaid in full and on time as agreed herein;

6. Without the written consent of the Lender, the debt under this Contract shall not be transferred in whole or in part to a third party;

7. Reducing registered capital in any way; the subscription period of registered capital shall not be extended without the written consent of the Lender;

8. The borrower shall notify the lender in writing at least 30 working days in advance of the merger, division, equity transfer, foreign investment and substantial debt financing increase, and obtain the written consent of the lender, and actively implement the guarantee measures for the repayment of the principal and interest of the loan hereunder in full and on time as required by the Lender. The above important matters include, but are not limited to:

(1) applying for loans or liabilities from a bank or other third party, or providing loans to a third party, or providing guarantee for the debt of a third party to substantially increase the debt financing, which affects or may affect the repayment of the principal and interest of the loan;

(2) Major changes in property rights and adjustment of operation mode (including but not limited to signing joint venture and cooperation contracts with foreign businessmen, cancellation, closure, production or production; division, merger, merger, merger; reorganization, establishment or reconstruction into joint-stock company; foreign investment; fixed assets, trademark, patent, proprietary technology, land use right by leasing, contracting, joint operation, custody and other.);

(3) Equity change up arrive / % (Including but is not limited to equity transfer, custody, escrow, pledge, etc.).

9. The Borrower shall notify the Lender in writing within 7 working days from the date or possible date of the following circumstances, and actively implement the guarantee measures for the repayment of the principal and interest of the loan hereunder in full and on time as required by the Lender:

(1) Major financial losses, losses of assets or other financial crises occur;

(2) Business suspension, revocation or cancellation of business license, application or application for bankruptcy, dissolution, etc.;

(3) The controlling shareholder or other affiliated companies have a major crisis in their operation or financial aspects, which affects their normal operation;

(4) Personnel change of the borrower's legal representative, director or senior management personnel, which affects its normal operation;

(5) The guarantor's equity changes to /% (including but not limited to equity transfer, custody, escrow, pledge, etc.);

(6) A major related party transaction occurs between the borrower, its controlling shareholder and other affiliated companies, which affects its normal operation;

(7) Any litigation, arbitration or criminal or administrative penalty that has significant adverse consequences on its business or property conditions;

(8) of other major matters that may affect their solvency.

10. At the request of the Lender (the Borrower, except for the occurrence of an event or potential event of default or specific circumstances), allow the Lender's representative to perform the following activities during normal office hours:

(1) Visit the place where the borrower carries out its business activities;

(2) Check the borrower's premises, facilities, factories and equipment;

(3) Query the borrower's account book records and all other records;

(4) Ask the employees, agent contractors and subcontractors of the Borrower who know or may know the relevant information required by the Lender.

11. The Borrower guarantees to maintain the financial position of current assets and net assets, ratio of assets and liabilities, and current ratio of assets within the following scope required by the lender: /

12. For the collection letter or collection documents sent by the Lender or otherwise served by the borrower, the borrower must sign for it and submit the receipt to the Lender.

Article 11 Declaration and Commitment of the Borrower

The Borrower voluntarily makes the following statements and commitments and is liable for the authenticity of its contents:

1. The borrower is a legal unit established and effectively existing in accordance with the laws of the People's Republic of China and has full capacity for civil conduct. The Borrower warrants to provide relevant certificates, licenses, certificates and other documents required by the Lender as required by the Lender.

2. The Borrower has sufficient ability to perform all its obligations and responsibilities under this Contract and shall not reduce or exempt its repayment liability due to any instruction, change in financial position or any agreement with any entity.

Three, the borrower has the full authorization and legal rights to sign this contract, the borrower has obtained and sign and perform the contract of all its internal approval and authorization or other related procedures, and has obtained and perform all necessary for the signing and performance of the contract, approval, registration, authorization, consent, licensing or other relevant procedures, and sign this contract of all the approval, registration, consent, licensing, authorization and other related procedures are fully legal and valid.

Iv. The signing of this contract by the borrower is fully in accordance with the relevant articles of association of the borrower, the internal decisions and the resolutions of the shareholders 'meeting and the board of directors, and promises that such internal decisions, the shareholders' meeting and the resolutions of the board of directors fully comply with the provisions of national laws and regulations and the articles of

association of the company, and there is no invalid, invalid or revocable situation. This Contract shall not conflict or contradict with any of the Articles of Association, internal decisions, resolutions of the Board of Directors, and the policies of the Borrower.

5. The signing and performance of this Contract is based on the true intention of the Borrower. The loan financing complies with the requirements of laws and regulations, and the signing and performance of this Contract does not violate any laws, regulations, regulations or contract provisions binding on the Borrower. This Contract is legal, valid and enforceable. If this Contract is invalid due to defects in the rights of the Borrower in the signing and performance of this Contract, the Borrower shall immediately and unconditionally compensate the Lender for all losses.

Vi. All the documents, financial statements and other materials provided by the Borrower to the Lender under this Contract are true, complete, accurate and effective, and all the financial indicators required by the Lender are continuously maintained.

Vii. The Borrower agrees that the loan business under this Contract is bound by the provisions, practices and practices of the lender. The lender has the right to recover the loan in advance according to the withdrawal of the borrower's funds.

8. If the borrower bears the lender of the same types, and the borrower is insufficient to pay or may be insufficient to pay off all the debts, the lender shall decide the specific order of repayment or deduction.

Nine, if the borrower did not perform the obligations according to the provisions of this contract, the borrower authorized the lender without judicial procedures can open directly from the borrower in the lender and all branches and subsidiaries of any account withholding loan principal and interest (including principal, interest, penalty interest, compound interest), liquidated damages, damages, the lender of the cost of the creditor's rights, etc., the borrower agrees to the lender has the right to decide the specific deduction order. If the account of money and money borrowing inconsistent, the lender has the right to deduct the day of the lender converted into the borrowing currency deduction, this agreement if any account involving financial products or structured deposits and other products, the borrower here irrevocably authorized the lender has the right to directly for related product redemption application or take other necessary measures to ensure that the lender smoothly deduct the above payment, the borrower shall provide all necessary cooperation.

Ten, whether before or after signing this contract, such as the borrower will submit any documents about the specific transaction to the lender, the borrower guarantee the authenticity of the entire documents, the lender will only decide the authenticity of the surface of the transaction documents, the lender to the borrower engaged in the specific transaction essence neither participate nor know, more do not bear any responsibility.

Xi. The Borrower confirms that, except for the circumstances disclosed in writing to the Lender, the Borrower has not concealed any following events that have occurred or will occur that may make the Lender refuse to grant the loan under this Contract:

(1) debts and contingent liabilities undertaken by the Borrower, including, but not limited to, any mortgage, pledge, lien and other debt encumbrance not disclosed to the Lender established on the assets or earnings of the Borrower;

(2) Major violations of discipline, violations of law or claims involved with the borrower or the main management personnel of the borrower;

(3) the borrower's breach of the creditor's right and debt contract between the borrower and any other creditor;

(IV) The Borrower has not incurred, nor has any outstanding litigation, arbitration or administrative penalty against or to the knowledge of the Borrower or its property, whether voluntarily or by a third party without any liquidation or closing or other similar proceedings against the Borrower;

(5) Other circumstances that may affect the financial position and solvency of the borrower.

Xii. The Borrower undertakes to use the loan for the purpose as agreed herein, and will not use it for other purposes or for any other purpose as agreed herein. Accept and cooperate with the lender loan payment management, post-loan management and related inspection, cooperate with the lender to the borrower and the borrower production and operation, financial activities, material inventory, assets and liabilities, bank deposits, cash inventory, and so on and so forth of supervision, inspection and counting or other lenders think necessary or appropriate requirements.

Xiii. Provide full, valid or other acceptable guarantees as approved by the Lender. If the guarantee under this contract involves real estate mortgage, the borrower is aware that the mortgaged house will be demolished

The lender shall have the right to require the borrower to set up the mortgage and sign a new mortgage agreement. Before the original mortgage property is lost and the new mortgage is lost.

The borrower shall not reduce its registered capital in any way. It shall not be transferred in part or in whole to a third party without the prior written consent of the Lender. Without the written consent of the lender under this Contract, any debts of the Borrower and other creditors shall not be paid off in advance (without the exception of other branches of Industrial Bank).

15. Timely notify the lender of major adverse matters affecting the borrower's solvency, and obtain written consent from the lender before undertaking such major matters as merger, division, equity transfer, foreign investment and substantial increase in debt financing.

16, if the lender under the obligations and the borrower or the borrower of any, litigation or arbitration or other disputes between the third parties, cause the lender is forced to be involved in the dispute between the borrower and any third party, the lender therefore pay the litigation or arbitration fees and other fees, shall be borne by the borrower.

17. Due to the settlement business under this contract, the borrower shall be handled through the settlement account opened by the lender.

18. The borrower promises that the information published in the National Enterprise Credit Information Publicity System is true, complete, legal and effective, and promises to continue to allow the lender to inquire the information that the enterprise chooses to publicize or not to publicize in the system. If the lender requires the capital verification, the borrower agrees to conduct the capital verification according to the requirements of the lender and provide the capital verification report issued by a professional institution.

19, the borrower in this statement and authorization: the lender has the right to according to national laws and regulations and relevant policies for the necessary investigation of the borrower, including the national financial credit information database query borrower credit information, and according to the needs of the people's bank of construction enterprises and personal credit work, the relevant credit

information to the national financial credit information basic database submitted, and allow relevant information within the scope of authorization is legal query.

Twenty, the borrower in this statement and authorization: the lender has the right to according to the administrative / judicial / supervision departments, banking regulators, banking association and other needs about the information management work, the information about this contract, and other relevant information to the departments, institutions and the established or approved information management system, and

This allows the relevant information to be legally queried.

21. If the Borrower breaches under this Contract or has circumstances that may endanger the realization of the claims of the Lender, the Lender shall have the right to require the shareholders of the borrower to accelerate its capital contribution obligations and the Borrower undertakes to mature it

Shareholders shall subscribe to the capital in time as required by the lender. The lender has the right to demand from the borrower and its shareholders not to pay dividends.

22. The Borrower promises that the transaction background of the loan business is true and legal, and that it is not used for illegal purposes such as money laundering.

23. The Borrower hereby irrevocably undertakes that in any of the breach, the lender may send the borrower's default and trust-breaking information to the People's Bank of China and the credit investigation agency established or approved

Unified, or banking associations, banking supervisors, or other administrative / judicial / supervisory departments and their establishment or

Approved information management system or news media to be submitted and disclosed.

At the same time, the borrower irrevocably authorizes the relevant banking association to share the borrower's trust-breaking information among the banking financial institutions and even publicize it to the society in an appropriate way.

The borrower know the lender has the right to take various measures according to this contract, and know the lender has the right to take or the lender banking financial institutions have the right to jointly reduce or stop credit, stop opening a new settlement account, stop the borrower's legal representative / borrower new credit card joint disciplinary rights measures.

Twenty-four, the borrower statement and commitment of other matters: the borrower such as equity financing behavior, if the borrower shall perform obligations under the agreement or any other circumstances lead to equity investors withdraw, withdrawal or require the borrower to buy back equity, as the borrower in violation of the loan contract, the lender has the right to recover part or all of the loan principal and interest in advance.
。

Article 12 Collect loans in advance

1. During the loan, the borrower or the guarantor (including, but not limited to, the guarantor or the mortgagor or pledgor, similarly hereinafter) in one of the following circumstances, the lender has the right to unilaterally decided to stop pay the borrower has not yet used the loan, and recover part or all of the loan principal and interest, installment repayment of loan, the lender to a loan according to the contract, other unexpired loan as early maturity:

(1) For providing false materials or concealing important business financial facts, any certificates and documents and any statement and commitments stipulated in Article 11 hereof are proved to be untrue, inaccurate, incomplete or intentionally misleading;

(2) changing the original purpose of the loan without the written consent of the lender, misappropriating the loan or engaging in illegal or illegal transactions with the loan;

(3) Using false contracts with related parties to discount or pledge the lender's funds or grant credit with the creditor's rights such as notes receivable and accounts receivable without actual trade background;

(4) refusing to accept the lender's supervision and inspection of the use of its credit funds and related business and financial activities;

(5) Where the lender considers that major matters such as merger, division, acquisition, reorganization, equity transfer, foreign investment or substantial increase may affect the security of debt financing;

(6) intentionally evading or abolishing the creditor's rights of the lender through related party transactions;

(7) The credit standing deteriorates, and the solvency (including contingent liabilities) is significantly weakened;

(8) The borrower or the affiliated enterprise of the borrower and the guarantor or the guarantor have the cross-default situation as stipulated in Article 15 hereof;

(9) The borrower fails to repay the principal and interest of the loan under this contract on schedule;

(10) The borrower stops to repay its debts or fails or indicates that it is unable to repay the debts due;

(11) The borrower closes business, closes business, is declared bankrupt, dissolved, has its business license revoked, has its financial condition deteriorated, etc.;

(12) The borrower fails to perform the obligations agreed in Article 10 and Article 13 hereof and other obligations agreed herein, or the guarantor fails to perform the obligations agreed in the guarantee contract;

(13) The value of the mortgaged property or pledged property used for security has been or may be significantly reduced, or the right to pledge must be cashed before the maturity of the loan;

(14) Abnormal change or disappearance of the legal representative of the borrower or the guarantor, major investors, directors, supervisors and senior managers or investigation or restriction by judicial authorities according to law has or may affect the performance of obligations hereunder;

(15) The borrower / guarantor or the controlling shareholder or actual controller of the borrower / guarantor or its affiliates are involved in major litigation, arbitration or other disputes, or its material assets are sealed up, frozen, withheld, enforced or other measures with similar effect, which may endanger or damage the rights and interests of the Lender;

(XVI) Events otherwise agreed herein, or according to the withdrawal of the borrower's funds, or other events that endanger or endanger or may endanger or damage the rights and interests of the Lender.

2. In case of the above loan collection in advance, the lender shall unilaterally decide whether to grant a certain grace period to the borrower according to the borrower's production and operation, financial position and capital withdrawal. If the lender gives the grace period to the borrower, if the Borrower

still fails to take remedial measures within the grace period or the remedial measures do not meet the requirements of the lender, the Lender shall have the right to unilaterally decide to collect the loan in advance; the Lender may also directly decide to collect the loan in advance without granting the grace period.

Iii. When collecting loans in advance, the lender shall have the right to take corresponding measures in accordance with paragraph 2 of Article 14 hereof.

Article 13 The obligations of the borrower to disclose major transactions and major events to the lender

1. The Borrower shall promptly report to the Lender in writing on the major transactions and major events occurred by the Borrower.

II. If the Borrower is a Group customer, the Borrower shall timely report to the lender the related transactions of more than 10% of the borrower's net assets, including but not limited to:

(1) Association of the parties to the transaction;

(2) the transaction items and the nature of the transaction;

(3) the amount or the corresponding proportion of the transaction;

(Iv) Pricing policy (including transactions with no amount or only a symbolic amount).

3. When the basic conditions of the contract occurred in the signing of the contract is unforeseeable, is not a commercial risk

If a major change needs to be renegotiated, the lender shall be notified to the lender within three working days after the occurrence of the change.

Article 14 Liability for breach of contract

I. After this Contract comes into force, both the borrower and the lender shall perform the obligations agreed herein. If either party fails to perform or does not fully perform the obligations agreed hereunder, it shall bear the corresponding liabilities for breach of contract.

Second, the borrower is not according to the contract use loan, failed to pay, did not comply with the statement and commitments, the loan file information distortion, break through the agreed financial indicators, major cross default events and other failed to perform any terms of the contract, the lender has the right to take one of the following or a few measures:

(1) requiring the breach to be corrected within a time limit;

(II) Stop the issuance of the outstanding loans under this Contract, and stop the payment of the outstanding loan funds under this Contract;

(3) require the borrower to provide supplementary conditions for loan issuance and payment that meet the requirements of the lender or cancel the borrower's use of the loan in the form of "independent payment";

(4) Unilateral decision of all or part of the debt to mature in advance;

(V) Unilateral terminate or rescind this Contract, require the borrower to pay off the due or outstanding loan principal and interest, and pay or compensate for the relevant losses;

(6) If the borrower is overdue, require the borrower to pay the overdue penalty interest; if the borrower misappropriates the loan, require the borrower to pay the unpaid interest (including the interest before and after the maturity of the loan, misappropriation of penalty interest and overdue penalty interest);

(7) requiring the borrower to add or replace the guarantor, mortgaged property, pledge / pledge right;

(8) Implement or realize the rights under any security for the loan;

(9) It does not need to deduct money directly from any account of the Borrower with the Lender and all branches and subsidiaries of Industrial Bank, Or entrust the borrower's account opening bank to deduct the money from its account, Including but not limited to the principal and interest of the loan (including principal, interest, penalty interest and compound interest), liquidated damages, damages, expenses for the lender to realize the creditor's right, etc., The borrower agrees that the lender has the right to decide the specific order of deduction, If the currency of the money in the account is inconsistent with the currency borrowed, The lender shall have the right to convert into the currency of the loan according to the central parity published by the lender on the day of deduction; Any account agreed in this paragraph involves financial products or structured deposits, The lender has the right to directly initiate the relevant, product redemption application or take other necessary measures, To ensure that the lender smoothly deduct the above payments;

(10) Filing a lawsuit, arbitration or applying to a notary office for the issuance of an execution certificate to require the borrower to pay off the principal and interest of the loan, and the expenses for realizing the creditor's rights shall be borne by the borrower;

(11) The Lender has the right to seize or lien or other personal or real property, tangible or intangible property under the control and possession of the Lender in the right of the Lender;

(12) the lender shall have the right to the borrower default breach information to the people's bank of China and its approved credit bureaus and credit reporting system, or banking association, banking supervision agencies or other administrative / judicial / supervisory departments and its establishment or approved information management system or the news media to submit and disclosure, at the same time, take or jointly with other banking financial institutions to reduce or stop credit, stop opening a new settlement account, stop the borrower's legal representative / borrower new credit card joint disciplinary rights measures;

(13) Other measures as stipulated by laws and regulations or agreed herein or deemed appropriate by the Lender.

3. If the lender fails to provide the loan on the agreed date and amount under the preconditions and the payment of the loan funds agreed herein, thus causing the losses of the borrower, the lender shall compensate the borrower for the direct economic losses caused thereby. However, in any case, the Lender shall not be liable for any foreseeable or unforeseeable indirect loss thereby incurred by the Borrower.

Iv. During the performance of this Contract, the lender shall not be liable for the incorrect entrusted payment of the lender due to the untrue, inaccurate, incomplete materials provided by the borrower or other defects, or the borrower violates the contract or causes other losses.

V. The Lender shall not be liable for any loan or payment dispute or other losses caused by the frozen loan issuance account or payment object account agreed herein or other reasons.

Vi. For the guarantor hereunder (i. e., guarantor, mortgagor and pledgor), the Lender has the right to take measures in accordance with paragraph 2 of this Article in case of the following reasons:

(1) The guarantor fails to perform the provisions of the guarantee contract, or its credit standing deteriorates, or other weakened guarantee ability occurs;

(2) the mortgagor fails to perform the provisions of the mortgage contract, or intentionally damages the mortgaged property, or the value of the mortgaged property may or has been

significantly reduced, or other events detrimental to the mortgage right of the lender;

(3) The pledgor fails to perform the provisions of the pledge contract, or the value of the pledge has or may be significantly reduced, or the right to pledge must be cashed before the repayment of the loan, or other events that damage to the pledge right of the lender.

Article 15 Cross-over-breach of contract

Any of the following circumstances of the borrower or the affiliated enterprise of the borrower or the affiliated enterprise of the guarantor or the guarantor shall be deemed as the simultaneous breach of this contract by the borrower, and the lender shall have the right to collect the loan in advance according to Article 12 hereof and require the borrower to bear the liability for breach of contract in accordance with Article 14 hereof:

(I) Any loan, financing or debt that occurs or may default or is declared to mature prematurely;

(2) Any guarantee or similar obligations are not performed, or there is a possibility of not performing them;

(3) Failure to perform or breach of legal documents or contracts concerning the debt guarantee and other similar obligations, or the possibility of failure to perform or breach of the contract;

(4) the occurrence or imminent inability to repay due debts or due loans / financing;

(5) being declared or is about to be declared bankrupt through legal proceedings;

(6) transferring its assets or property to other creditors;

(VII) Other circumstances that endanger the safety of the principal and interest of the loan hereunder.

Article 16 Continuity of the obligations

All obligations of the Borrower under this Contract shall be continuous and fully and equally binding on its successors, agents, receiver, assigns and their subjects after merger, reorganization and name change, etc.

Article 17: accelerated maturity of principal and interest

The Borrower agrees that once the borrower fails to perform the article 11 of the contract and commitments, or the borrower fails to perform any of the obligations under this contract, the lender shall have the right to decide that the borrower to any other obligation of the Lender including the loan due under this contract and the principal and interest (including penalty interest and compound interest) will expire immediately.

Article 18 Subrogation right

The Borrower hereby specifically states that, Whether the lender's claim is due or not, The borrower's claim or related to the limitation of action or the failure to declare the bankruptcy claim in time, Or if the borrower defaults or the borrower fails to repay the lender of the advance (including but not limited to the principal, interest and expenses, etc.) that affect the realization of the creditor's right of the lender, For any claims, accounts receivable and other property interests against the borrower and related rights relating to the aforementioned rights, Each lender has the right to exercise subrogation, Including but not limited to subrogation to the borrower to perform to the borrower, report to the bankruptcy administrator or do other necessary acts, The borrower waives all defense.

Article 19 Application of law, jurisdiction and dispute resolution

I. The conclusion, effectiveness, performance, termination, interpretation and dispute settlement of this Contract shall be governed by the laws of the People's Republic of China (for the purposes of this Contract, excluding the laws of the Hong Kong Special Administrative Region, Macao Special Administrative Region and Taiwan Region).

II. Any dispute arising from this Contract shall be settled by the Borrower and the Lender through friendly negotiation, both parties agree to ___two___ How to solve:

(1) Bring a lawsuit to the people's court in the place where the lender has his domicile.

(II) To Hangzhou ______________ When the arbitration commission applies for arbitration, the arbitration rules valid by the arbitration commission at the time of arbitration shall apply. Within the scope permitted by the arbitration rules, the parties agree to choose summary procedure for the trial. The arbitral award is final and binding on both parties. The venue of the arbitration tribunal is chosen at ______short for Hangzhou an ancient administrative division__ open a court session.

(III) Other methods: /________________________________

3. During the period of the dispute, the provisions of this contract that do not involve the disputed part shall still be performed.

Article 20 Transactions, communications and notices of documents

I. The Borrower agrees and confirms that the following addresses are regarded as notices under this Contract and relevant litigation (arbitration), notarization and other legal documents in case of disputes (including but not limited to various notices and documents of the contracting parties

The address of the complaint (or arbitration application), evidence, summons, notice of response, notice of proof, court hearing notice, payment order, judgment (award), written order, conciliation statement, judgment, notice of security right procedure and legal documents) of the court or arbitration tribunal, and further consent

Lender, notary office, court and other judicial organs and other notice and legal documents served per capita has the right to choose paper or electronic delivery, among them, the electronic delivery including but not limited to email, China, sentenced process information network, the national unified service platform, local or specialized court network service platform and service of electronic network platform, electronic APP, etc.:

(I) Address of the Borrower:

1. Name of the borrower: short for Hangzhou an ancient administrative division new son light electricity a branch of academic or vocational study skill have limit state-owned take charge of ;

Address of Borrower: No.128, Qingxian Road, Linglong Street, Lin'an District, Hangzhou city, Zhejiang Province

zip code: 311300; contact number: 15088630027.

contacts: Meng Yanling .

2. Name nee name (if any): /

Agent Address: /

zip code: / ; contact number: /.

(2) The Borrower agrees and confirms that any of the following electronic mailing addresses is also a valid service address:

1. Fax receipt, number: / ;2. Email, address: / ;3. Mobile phone SMS, receiving number: 15088630027;4 . Wechat, wechat number: / ;

5. QQ received, number: /

6. Other electronic mailing addresses: /

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2. The application period of the service address agreed in paragraph 1 of this Article shall include the non-litigation stage and all stages of the first instance, the second instance, the retrial, the execution, the realization of the real right for security, the supervision procedure and the compulsory execution

of notarization. If there is any change of the above service address, the borrower shall notify the lender in writing in advance (notify the arbitration tribunal or the court in writing in advance during the litigation or arbitration, and notify the original notary office in writing if the compulsory notarization has been conducted) to re-confirm the service address and obtain the return receipt. If no notice is given in advance, it shall be deemed to have not been changed, and the corresponding legal consequences shall be borne by the borrower by itself. The address of service agreed in paragraph 1 of this Article shall still be regarded as the valid service address.

3. Any document, communication, notice and legal document sent at any address agreed in the first paragraph of this Article shall be deemed to be served on the following dates (service to the designated receiver shall be deemed to be served on himself):

(1) Mail (including express mail, ordinary mail, registered mail), after the mailing date of the fifth working day as the date of delivery;

(2) Fax, E-mail, mobile phone SMS, WeChat, QQ or other electronic communication address shall be deemed to be delivered on the date of delivery;

(3) The date of delivery by special person, and the date of receipt by the recipient shall be regarded as the date of delivery. If the recipient refuses to accept the service, the recipient may record the service process by means of photos and video recordings, and detain the document, which shall also be deemed to have been served.

4. If the service address provided or confirmed by the borrower is inaccurate or untrue, or the borrower fails to timely notify the other party, the arbitration institution, the people's court or the notary institution after the change, the borrower shall bear the corresponding legal consequences and shall be deemed to have been effectively served:

(1) If served by mail, the date of return of the document shall be regarded as the date of service;

(2) If the service is delivered by special person, the date on which the person records the information on the receipt on the spot shall be the date of service;

(3) In case of electronic delivery, the date of delivery shall be the date of delivery.

5. The lender shall take the place of domicile specified in the contract as the address for service. Where the lender sends a notice on the form of its website, online banking, telephone banking or branch, the date of the announcement shall be regarded as the date of service. In no event shall the Lender be liable for any transmission error, omission or delay in the mail, fax, telephone or any other communications system.

6. The parties agree that the official seals of the party, office seal, financial seal, contract seal, receiving and receiving seal and the credit business seal of the lender are all valid seals for the notice or contact of the parties, service of legal documents and correspondence. All the staff of the borrower unit shall have the right to sign for the document exchange, communication and notification.

Vii. This article is an independent clause in the contract and shall not be affected by the validity of this contract and other provisions of the contract.

Article 21 Validity of contracts and other matters

1. This contract shall come into force on the date of signature or seal by the parties.

Second, during the period of this contract, the lender to the borrower, the guarantor any tolerance, grace or delay the exercise of the rights or rights under this contract, do not damage, influence or limit the lender in accordance with the relevant legal provisions and this contract shall enjoy all rights and rights, should not be regarded as the lender rights and interests under this contract, also does not affect the borrower any obligations under this contract.

3. If the Lender's performance of the lending obligations as agreed herein does not comply with the laws and regulations or regulatory requirements due to changes in national laws, regulations or regulatory policies, the Lender shall have the right to unilaterally terminate the Contract and declare that all the loans already issued are due in advance, and the borrower shall repay the loan immediately as required by the Lender. If the Lender is unable to perform or cannot perform according to the contract due to such reasons, the Lender shall not bear any legal liability.

Iv. If the lender fails to issue the loan or handle the payment on time due to force majeure, communication or network failure, or system failure, the lender shall not assume any responsibility, but shall notify the borrower in time.

V. The Lender shall have the right to authorize or entrust other branches of Industrial Bank to perform the rights and obligations under this Contract (including but not limited to authorize or entrusting other branches of Industrial Bank

Relevant contracts, etc.), or the loan under this contract under the management of other branches of Industrial Bank, the borrower agrees that the lender'the above acts without the consent of the borrower.

Vi. The Borrower agrees that the Lender has the right to unilaterally reduce or cancel the unused loan amount herein according to the production and operation situation, repayment situation and credit granting situation of other financial institutions. If the lender decides to reduce or cancel, it shall notify the borrower five working days in advance, but the consent of the borrower is not obtained without the borrower.

Vii. If at any time any provision of this Contract is or becomes illegal, invalid or unenforceable, the legality, validity or enforceability of other provisions of this Contract shall not be affected or derogated in any way.

Eight, the lender has paid special attention to the borrower signing the contract "important sign" content, the borrower has all the rights and obligations of the contract and "important sign" read and fully, fully, accurate understanding, the lender has to the applicant request the relevant terms and personal information processing rules to make full explanation and explanation, the understanding of the terms of this contract, no objection to the contract content.

IX. The subtitle of this Contract is added only for the convenience of reading, and shall not be used for the interpretation of this Contract or for any other purpose.

X. The appendix hereto is an integral part of this Contract and has the same legal effect as the text of this Contract.

Xi. This contract is as provided for four Share, the lender holds two Share, the borrower holds one portion, Other relevant departments hold one Copy, which shall have the same legal effect.

Article 22 Notarization and voluntary acceptance of compulsory execution

1. If either party requests for notarization, the other party agrees to conduct notarization in the notary office stipulated by the state as required by the other party.

Second, the compulsory execution of the contract has the enforcement effect, the borrower fails to perform or inappropriate debt or the laws and regulations, the contract of the lender to realize creditor's rights, the borrower agrees to the lender to the notary office for the execution certificate, the borrower voluntarily accept the lender to the execution certificate to the jurisdiction of the compulsory enforcement measures, aware of the corresponding legal consequences, the borrower promises not to raise any objection or defense.

3. The parties agree: notarization agency issued before the execution certificate, shall have the right to according to the contract "file, communication and notice" terms, to mail, telephone, fax, email, SMS, WeChat, QQ, personnel delivery and interview in any one or more ways to the borrower fails to perform or inappropriate to perform the debt and other related default facts to verify. For verification by telephone or interview, the service shall be made by mail, fax, E-mail, mobile phone SMS, WeChat, QQ, etc., the provisions of "Document Exchange, communication and Notice" of the contract.

Iv. If the borrower has any objection to the fact of default verified by the above payment, it shall be five working days from the date of service

Household name Cheng
Same type: Lushan positive 1 r-
Contract number, htwb2012-
4060700? A with m serial number,>
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Within, provide written evidence to the notary office and provide sufficient evidence. If the borrower fails to provide evidence on time or the notary office considers that the evidence is insufficient to support its claim, it shall be deemed that the borrower confirms the relevant default facts such as failure or improper performance of the debt, and agrees that the notary office shall apply for the issuance of the execution certificate according to the lender. If the notary office has other provisions on the method of verification and the period of proof presentation, the provisions of the notary office shall be followed.

Article 23 Supplementary clause

According to the relevant provisions of the Measures for the Capital Management of Commercial Banks, the lender has the right to cancel the loan commitment at any time without prior notice, or the lender can effectively and automatically cancel the loan commitment due to the deterioration of the borrower's credit status. The "Loan Commitment" specified in this Treaty means the loans not issued or fully issued under this Contract; the "deterioration of credit status" specified in this Treaty includes but not limited to the deterioration of credit standing or financial status, weakened solvency (including contingent liabilities), or the default of the borrower as agreed herein, and the circumstances that may endanger the claims of the Lender.

Lender ([illegible] the unit) Responsible person or authorized person (seal)

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The Borrower (official seal):Legal representative or authority (signature / seal):

YTD ______________